Exhibit 15.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 0001145549-04-001326) of our report dated April 7, 2006, except for Note 25(c), as to which the date is April 28, 2006, and Note 25(d), as to which the date is May 22, 2006, which appears on page F-1 of the Annual Report on Form 20-F of GigaMedia Limited for the year ended December 31, 2005.

/s/ GHP HORWATH, P.C.

Denver, Colorado

December 5, 2006